                  Management's Assertion of Compliance

Management of the Agency and Trust division of Citibank, N.A. (the "Company")
is responsible for providing this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the following servicing criteria are applicable in regards to the platform for the following period:

Platform: publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities, automobile loan or lease-backed securities and student loan-backed securities issued on or after January 1, 2006, for which the Company provides the following servicing functions (the "Platform"):

      - paying agent, securities administration and trustee; or
      - securities administration and paying agent; or
      - paying agent and trustee; or
      - paying agent.

Applicable Servicing Criteria: All servicing criteria set forth in Item
1122(d), to the extent required by the Item 1122(d) servicing criteria in regards to the activities performed by the Company with respect to the
Platform as to any transaction, excluding the following servicing criteria:
1122(d)(1)(i), 1122(d)(1)(iii), 1122(d)(I)(iv), 1122(d)(2)(iii). 1122(d)(4)
(i), 1122(d)(4)(ii) and 1122(d)(4)(iv) through 1122(d)(4)(xiv), (the
"Applicable Servicing Criteria").

Period: Twelve months ended December 31, 2006 (the "Period").

With respect to the Platform, the Company's management provides the following assessment of compliance with respect to the Applicable Servicing Criteria:

    - The Company's management is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the
      Period.

    - The Company's management has assessed compliance with the Applicable
      Servicing Criteria as of and for the Period. In making this assessment, management used the criteria set forth by the Securities and Exchange
      Commission in paragraph (d) of Item 1122 of Regulation AB.

    - Based on such assessment, as of and for the Period, the Company has complied, in all material respects, with the Applicable Servicing
      Criteria.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assertion of compliance with the
Applicable Servicing Criteria as of and for the Period.

                              Citibank,N.A.
                              By:/s/Jeffrey Volk
                              -----------------------------
                              Jeffrey Volk

                              Its: Managing Director
                              -----------------------------

                              Dated: February 28, 2007
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